Exhibit (a)(5)

OFFER TO PURCHASE FOR CASH

All Outstanding Shares of Common Stock
(Including the Associated Preferred Stock Purchase Rights)
and
All Outstanding Shares of Series B Convertible Preferred Stock
of
Vixel Corporation
At
$10.00 Net Per Share
Pursuant to the Offer to Purchase
Dated October 15, 2003
by
Aviary Acquisition Corp.
a wholly owned subsidiary of
Emulex Corporation

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON NOVEMBER 12, 2003, UNLESS THE OFFER IS EXTENDED.

October 15, 2003

To Our Clients:

      Enclosed for your consideration is an Offer to Purchase dated October 15, 2003 (the “Offer to Purchase”) and the related Letter of Transmittal (which, together with amendments or supplements thereto, collectively constitute the “Offer”) relating to the Offer by Aviary Acquisition Corp., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of Emulex Corporation, a Delaware corporation (“Emulex”), to purchase all outstanding shares of common stock, par value $0.0015 per share, of Vixel Corporation, a Delaware corporation (“Vixel”), together with any associated preferred stock purchase or other rights issued pursuant to the Rights Agreement, dated as of November 15, 2000, between Vixel and Computershare Trust Company, Inc. as amended from time to time (together, the “Common Stock”) and all outstanding shares of Series B convertible preferred stock, par value $0.001 per share, of Vixel (the “Series B Preferred Stock,” and together with the Common Stock, the “Shares,” and each a “Share”), at a purchase price of $10.00 per Share, net to seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

      Also enclosed is the Letter to Stockholders from the President and Chief Executive Officer of Vixel accompanied by Vixel’s Solicitation/ Recommendation Statement on Schedule 14D-9.

      WE (OR OUR NOMINEES) ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES FOR OUR ACCOUNT.

      We request instructions as to whether you wish to tender any of or all the Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

      Your attention is directed to the following:

1. The offer price is $10.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer.

2. The Offer is being made for all outstanding Shares.

3. Vixel’s board of directors has unanimously approved the Offer, the Merger (as defined below), and the Merger Agreement (as defined below) and determined that the terms of each are fair to, and in the best interests of, Vixel’s stockholders. Accordingly, Vixel’s board of directors recommends that the stockholders accept the Offer and tender their Shares pursuant to the Offer.

4. The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of October 8, 2003 (the “Merger Agreement”), by and among Emulex, the Purchaser and Vixel pursuant to which, following the consummation of the Offer and the satisfaction or waiver of certain conditions, the Purchaser will be merged with and into Vixel with Vixel surviving the merger as a wholly owned subsidiary of Emulex (the “Merger”). At the effective time of the Merger, each outstanding Share (other than Shares owned by Emulex, the Purchaser, Vixel or any wholly-owned subsidiary of Emulex or Vixel) will be converted into the right to receive the price per Share paid pursuant to the Offer in cash, without interest, as set forth in the Merger Agreement and described in the Offer to Purchase. The Merger Agreement provides that the Purchaser may assign any or all of its rights and obligations (including the right to purchase Shares in the Offer) to Emulex, to Emulex and one or more direct or indirect wholly owned subsidiaries of Emulex, or to one or more direct or indirect wholly owned subsidiaries of Emulex.

5. THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, NOVEMBER 12, 2003 (THE “EXPIRATION DATE”), UNLESS THE OFFER IS EXTENDED BY THE PURCHASER, IN WHICH EVENT THE TERM “EXPIRATION DATE” SHALL MEAN THE LATEST TIME AT WHICH THE OFFER, AS SO EXTENDED BY THE PURCHASER, WILL EXPIRE.

6. The Offer is conditioned upon, among other things, (a) there being validly tendered and not validly withdrawn prior to the expiration of the Offer (1) that number of Shares of Common Stock, which, together with any shares of Common Stock then owned by Emulex or Purchaser (without giving effect to shares subject to purchase under the Purchaser Option (as described in the Offer to Purchase) or the Stockholders Agreement (as described in the Offer to Purchase)), represents greater than 50.1% of the shares of Common Stock outstanding on a fully diluted basis (excluding the conversion of the Series B Preferred Stock) and (2) that number of shares of Series B Preferred Stock which, together with any shares of Series B Preferred Stock then owned by Emulex or Purchaser (without giving effect to Shares subject to purchase under the Purchaser Option or the Stockholders Agreement), represents greater than 50.1% of the series B Preferred Stock outstanding on a fully diluted basis, (b) the satisfaction of certain other conditions set forth in the Offer to Purchase, including the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

7. Tendering stockholders will not be obligated to pay brokerage fees or commissions to the Depositary or the Information Agent or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by Purchaser pursuant to the Offer. However, federal income tax backup withholding (currently 28%), may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 9 of the Letter of Transmittal.

      Your instructions to us should be forwarded promptly to permit us to submit a tender on your behalf prior to the Expiration Date.

      If you wish to have us tender any of or all the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

      Payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by Computershare Trust Company of New York (the “Depositary”) of (a) Share certificates (or a timely Book-Entry Confirmation) (as defined in the Offer to Purchase), (b) a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), with any required signature guarantees (or, in the case of a book-entry transfer effected pursuant to the procedures set forth in Section 3 of the Offer to Purchase, an Agent’s Message (as defined in the Offer to Purchase) in lieu of a Letter of Transmittal), and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering shareholders may be paid at different times depending upon when certificates for Share certificates or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES TO BE PAID BY THE PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

      The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction or any administrative or judicial action pursuant thereto. However, the Purchaser may, in its discretion, take such action as it deems necessary to make the Offer in any jurisdiction and extend the Offer to holders of such Shares in such jurisdiction. In any jurisdiction where the securities, Blue Sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by Merrill Lynch & Co., which is acting as the dealer manager, or by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

INSTRUCTIONS WITH RESPECT TO THE

OFFER TO PURCHASE FOR CASH

All Outstanding Shares of Common Stock

(Including the Associated Preferred Stock Purchase Rights)
and
All Outstanding Shares of Series B Preferred Stock
of
Vixel Corporation
by
Aviary Acquisition Corp.
a Wholly Owned Subsidiary of
Emulex Corporation

         The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase of Aviary Acquisition Corp., dated October 15, 2003 (the “Offer to Purchase”), and the related Letter of Transmittal relating to shares of common stock, par value $0.0015 per share of Vixel Corporation, a Delaware corporation (“Vixel”) (including the associated preferred stock purchase or other rights issued pursuant to the Rights Agreement, dated as of November 15, 2000, between Vixel and Computershare Trust Company, Inc. as amended from time to time) and the shares of Series B convertible preferred stock, par value $0.001 per share, of Vixel (collectively, the “Shares,” and each a “Share”).

      This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal.

NUMBER OF SHARES TO BE TENDERED:(1)	SIGN HERE
------------------------------------------------ Shares	(Signature(s)) Please Type or Print Names(s) Please Type or Print Address(es) Area Code and Telephone Number Tax Identification Number or Social Security Number
Dated: ------------------------------------, 2003

(1)	Unless otherwise indicated, it will be assumed that all your Shares are to be tendered.